Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statements (Form S-3 Nos. 333-213590, 333-215460, 333-219987, and 333-260772) of Fate Therapeutics, Inc., and
2.
Registration Statements (Form S-8 Nos. 333-191576, 333-194625, 333-202690, 333-209392, 333-211484, 333-215880, 333-219989, 333-223521, 333-230152, 333-236835, 333-253459, 333-263102, and 333-265502) pertaining to the 2007 Equity Incentive Plan, the 2013 Stock Option and Incentive Plan, the 2013 Employee Stock Purchase Plan, the Inducement Equity Plan and the 2022 Stock Option and Incentive Plan of Fate Therapeutics, Inc.;

of our reports dated February 28, 2023, with respect to the consolidated financial statements of Fate Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Fate Therapeutics, Inc. included in this Annual Report (Form 10-K) of Fate Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

February 28, 2023